Exhibit 99.6

PHOTRONICS, INC.
Reconciliation of GAAP to Non-GAAP Financial Information (cont.)
(in thousands)
(Unaudited)

Reconciliation of Net cash provided by operating activities to Free Cash Flow

Year ended
October 31, 2023

GAAP Net cash provided by operating activities	$302,176

Purchases of property, plant and equipment	(131,295)

Free Cash Flow	$170,881

Reconciliation of  Cash and cash equivalents  to Net Cash:

	As of
	October 31, 2023	October 31, 2022

Cash and cash equivalents	$499,292	$319,680

Current portion of Long-term debt	(6,621)	(10,024)

Long-term Debt	(17,998)	(32,310)

Net Cash	$474,673	$277,346